UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2024

El Pollo Loco Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36556	20-3563182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Harbor Blvd., Suite 100, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 599-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	LOCO	The Nasdaq Stock Market LLC
Rights to Purchase Series A Preferred Stock, par value $0.01 per share		The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

The Board of Directors of El Pollo Loco Holdings, Inc. (the “Company”) previously approved amending the El Pollo Loco Holdings, Inc. Equity Incentive Plan (the “Equity Incentive Plan”), subject to stockholder approval. As disclosed in Item 5.07 of this Form 8-K, at the Company’s 2024 annual meeting of stockholders (the “Annual Meeting”), the Company’s stockholders approved the amendments to the Equity Incentive Plan. Among other things, the Equity Incentive Plan amendments (i) increased the number of shares of the Company’s common stock available for award grants under the Equity Incentive Plan by 1,250,000 shares and (ii) extended the term of the Equity Incentive Plan to May 28, 2034.

The foregoing summary of the amendments to the Equity Incentive Plan is qualified in its entirety by reference to the Equity Incentive Plan, as amended, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed in Item 5.07 of this Form 8-K, at the Annual Meeting the Company’s stockholders approved an amendment (the “Exculpation Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to provide for exculpation of certain officers of the Company as permitted by recent amendments to Delaware corporate law. The Exculpation Amendment became effective upon the filing of an Amended and Restated Certificate of Incorporation of the Company incorporating the Exculpation Amendment with the Delaware Secretary of State on May 31, 2024 (the “2024 Amended and Restated Certificate of Incorporation”).

A description of the Exculpation Amendment is set forth in Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2024 (the “2024 Proxy Statement”), which description is incorporated herein by reference and is further qualified by reference to the full text of the Exculpation Amendment included in the 2024 Amended and Restated Certificate of Incorporation, a copy of which is included as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 28, 2024, the Company held its Annual Meeting. Of the 31,183,427 shares of common stock outstanding and entitled to vote as of April 1, 2024, the record date for the Annual Meeting, 26,761,430 shares were present in person or represented by proxy, or 85.81%, constituting a quorum. At the Annual Meeting the Company’s stockholders voted on five proposals, each of which is described in more detail in the Company’s 2024 Proxy Statement.

The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

1. Election of directors

Proposal 1 was the election of two nominees to serve as Class I directors until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified. The result of the vote was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Deborah Gonzalez	13,941,894	9,869,026	2,950,510
Elizabeth Williams	23,588,367	222,553	2,950,510

2. Ratification of appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm

Proposal 2 was the ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for 2024. The result of the vote was as follows:

Votes For	Votes Against	Abstentions
26,506,892	239,203	15,335

3. Amendment of Certificate of Incorporation

Proposal 3 was the approval of an amendment of the Company’s Certificate of Incorporation to provide for exculpation of certain officers. The result of the vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,418,571	1,378,310	14,039	2,950,510

4. Advisory vote regarding approval of the Company’s named executive officers’ compensation

Proposal 4 was the non-binding advisory proposal regarding compensation of the Company’s named executive officers. The result of the vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,827,422	836,168	147,330	2,950,510

5. Amendment to Equity Incentive Plan

Proposal 5 was the approval of an amendment to the Company’s Equity Incentive Plan, including an increase in the number of shares of common stock reserved for issuance thereunder by 1,250,000 shares and an extension of the Company’s ability to grant new awards under the Equity Incentive Plan until May 28, 2034. The result of the vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,184,332	589,128	37,460	2,950,510

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of El Pollo Loco Holdings, Inc.
10.1	El Pollo Loco Holdings, Inc. Equity Incentive Plan, as amended (included as Appendix C to the Company’s Definitive Proxy Statement filed with the Commission on April 16, 2024 and incorporated herein by reference).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.

Date: June 3, 2024	By:	/s/ Anne Jollay
		Name:	Anne Jollay
		Title:	Corporate Secretary

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